EXHIBIT 10.01
                                                                   -------------

                              EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement"), effective as of the 15th day of April, 2004 (the "Effective Date"), is entered into by and between DSL.net, Inc., a Delaware corporation (the "Company") and Kirby G. Pickle (the "Employee").

     WHEREAS, the Company desires to employ the Employee upon the terms and conditions set forth in this Agreement; and

     WHEREAS, the Employee desires to be employed by the Company, and to perform the duties assigned to him hereunder, upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the transactions contemplated hereby and the respective covenants and agreements of the parties herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Company, on the terms and conditions hereinafter set forth in this Agreement.

     2. TERM. The employment of the Employee by the Company hereunder shall commence on April 15, 2004 and continue until terminated by either party in accordance with Section 7 of this Agreement (the "Employment Period").

     3. POSITION AND DUTIES. During the Employment Period, the Employee shall serve as the Company's "Chief Executive Officer," and shall have such responsibilities and authority as may normally be exercised by a Chief Executive Officer of a similar company and shall faithfully perform all duties and responsibilities consistent with his position as Chief Executive Officer and the duties and responsibilities relating to the business or operations of the Company (or its subsidiaries) as the Company's Board of Directors (the "Board of Directors"), any committee thereof or the Chairman of the Board of Directors, may direct from time to time. Without limiting the generality of the foregoing, it is anticipated that the Employee's primary duties and responsibilities shall be overseeing and directing the overall business and operations of the Company, including pursuing or reviewing potential financings, mergers and acquisitions, generating or approving business plans, establishing corporate strategy, pursuing or reviewing material commercial ventures and relationships, steering the Company's operations toward management approved forecasts and budgets, and advising the Board of Directors on material business matters affecting the Company. In the performance of the Employee's duties and responsibilities hereunder, the Employee shall regularly report to the Board of Directors. In addition, the Employee agrees to serve as a director of the Company.

Consistent therewith, the Board of Directors shall take all actions necessary to duly elect and appoint the Employee to serve as a director of the Company, as soon as reasonably possible after the date hereof.

     The Employee will fulfill his duties and responsibilities to the Company hereunder from the then-current principal corporate office of the Company, currently located in New Haven, CT, or from the offices of the Company in and around Fairfax County, Virginia. Employee understands that the Company's principal corporate office may be moved along the corridor between Greater New Haven, CT and New York City or the surrounding metropolitan area of New York City and, in such event and upon the Company's request, Employee agrees to primarily perform his duties and responsibilities from that office, provided, however, that regardless of whether the principal corporate office is located in New Haven, CT or in the corridor between Greater New Haven, CT and New York City or the surrounding metropolitan area of New York City, the Employee shall not be required by the Company to work from such principal corporate office more than 30 days per calendar quarter. Notwithstanding the foregoing, the Employee agrees to travel as is otherwise necessary, in the Board of Directors' reasonable determination, to fulfill his duties and responsibilities as set forth in this Agreement.

     4. BEST EFFORTS. The Employee's employment with the Company shall be full time and the Employee shall devote his best efforts and all of his business time to the performance of his duties and responsibilities as set forth in this Agreement. The Employee shall not, while an employee of the Company, engage in any other gainful occupation or activity which conflicts with or impinges upon the full and faithful performance of the Employee's duties, or otherwise violates any other term or provision of this Agreement (or any other agreement entered into by the Employee in connection with his employment with the Company) or any Company policy. Notwithstanding the above, the Employee shall not be prohibited from being involved in charitable activities (including serving on not-for-profit boards) and serving on boards and committees of for-profit entities so long as such activities do not interfere with the performance of his duties hereunder or otherwise violate any provision of this Agreement, provided, the Board of Directors has given its previous consent in each instance to such activities, which consent shall not be unreasonably withheld, conditioned or delayed. The Company hereby consents, as of the Effective Date, to the Employee continuing to serve on the board of directors of KMC Telecom Holdings, Inc. (including any affiliates, "KMC"), provided, such consent is revocable at any time by the Company in the event the Board of Directors reasonably determines that the Employee's continued participation on such board is interfering with the Employee's duties hereunder or constitutes a Competitive Activity (as defined in Section 8(a) below). If, upon the written request of KMC, the Employee resigns as a director of KMC at any time during the 2004 calendar year because KMC has determined that the Employee's duties hereunder would conflict with the Employee's duties as a director to KMC, the Company agrees to pay to the Employee an amount equal to Fifty Thousand U.S. dollars ($50,000.00), less any director fees paid to the Employee by KMC for his service to KMC as a director for its 2004 fiscal year (the "Resignation Fee"), provided the Employee has furnished the Company with supporting documentation in respect of the Employee's request reasonably acceptable to the Company's chief financial officer and the Board of Directors. The Resignation Fee shall be payable at the time prescribed for the payment of the bonus under said Section 6(e)(ii), less applicable withholdings. Additionally, the Company hereby consents, as of the Effective Date, to the Employee continuing to provide limited assistance to Velocita Corp. in connection with current litigation efforts, which are not expected to continue beyond December 31, 2004, provided, such consent is revocable at any time by the Company in the event the Board of Directors reasonably determines that the Employee's continued involvement therewith is interfering with the Employee's duties hereunder.

     5. COMPENSATION.

          (a) Base Compensation. During the Employment Period, the Company shall pay to the Employee an annual base salary of Three Hundred and Fifty Thousand U.S. Dollars ($350,000.00) (as adjusted pursuant to this Section 5(a), the "Base Compensation"). The Base Compensation shall be paid to the Employee in accordance with the normal payroll schedules of the Company in effect from time to time, less all appropriate withholdings for federal, state and local taxes and other mandated charges, unemployment insurance, and benefits. The amount of the Base Compensation shall be subject to review annually during the Employment Period, and may, in the Board of Directors' discretion, be increased at any time. All increases to the Base Compensation, if any, shall be based on the condition of the Company's business and results of operations and the Company's evaluation of the Employee's individual performance for the relevant period. Any increases made to the Base Compensation shall be in the sole and absolute discretion of the Board of Directors and the Employee acknowledges and agrees that the Board of Directors shall have no obligation to cause an increase in the Base Compensation at any time.

          (b) Stock Options. Partly as an inducement to the Employee's acceptance of employment with the Company hereunder, the Company shall grant to the Employee options to purchase an aggregate of ten million (10,000,000) shares of the Company's common stock, subject to the Employee's execution and delivery of the stock option agreement in the form attached hereto as Exhibit A (the "Option Agreement), which shall include terms for full vesting of the option shares upon the three-year anniversary of the Effective Date subject to a six month "cliff" as set forth in the Option Agreement. Promptly after the Effective Date, the Company shall prepare and promptly file with the Securities and Exchange Commission, at the Company's sole expense, a registration statement on Form S-8 covering all of the shares underlying the options granted to the Employee as contemplated by this Section 5(b) and shall use its best efforts to cause such registration statement to be declared effective by the Commission. The Option Agreement shall provide that, if Employee's employment with the Company is terminated either by the Company without Cause or by the Employee for Good Reason, the vesting of the options shall accelerate such that all unvested shares subject to the options that would otherwise have vested over the period of 12 months following the date of termination will be immediately vested and exercisable as of the date of termination and shall remain exercisable until the first anniversary of the date of termination. In addition, the Option Agreement shall provide that, if Employee's employment with the Company is terminated either by the Company without Cause or by the Employee for Good Reason at any time following a Change in Control (as defined below), all shares subject to the options shall be immediately vested and exercisable as of the date of termination and shall remain exercisable until the first anniversary of the date of termination. The Employee shall also be eligible to receive future stock option grants during his term of active employment with the Company at the discretion of the Board of Directors.

For purposes of this Agreement, the term "Change in Control" shall mean: (i) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company; (ii) individuals who, as of the date hereof, constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the then Incumbent Directors shall be, for the purposes of this provision, considered as though such individual were an Incumbent Director; (iii) any consolidation or merger of the Company with any other entity (including, without limitation, a triangular merger) where the security holders of the Company (including for these purposes the holders of all convertible and exchangeable securities and all exercisable securities, including options and warrants) immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, securities representing at least fifty percent (50%) of the total voting power of all of the outstanding securities of the entity issuing cash or securities in the consolidation or merge (including for these purposes all convertible and exchangeable securities and all exercisable securities, including options and warrants, all of which shall be deemed outstanding securities with the voting rights of the securities for which they are then exercisable or exchangeable or into which they are then convertible); or (iv) a person, including a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, an employee benefit plan sponsored by the Company, any person who acquires beneficial ownership from the Company, or, except as provided below, Deutsche Bank AG London acting through DB Advisors, LLC and its "affiliated" entities (as defined in Rule 12(b)(2) under the Exchange Act)(collectively, "DB") or VantagePoint Venture Partners III (Q), L.P., VantagePoint Venture Partners III, L.P., VantagePoint Communications Partners, L.P., and VantagePoint Venture Partners 1996, L.P. and each of their "affiliated" entities (collectively, the "VantagePoint Entities"), becomes after the Effective Date the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (including for these purposes all convertible and exchangeable securities and all exercisable securities, including options and warrants, all of which shall be deemed outstanding securities with the voting rights of the securities for which they are then exercisable or exchangeable or into which they are then convertible); provided, however, that if either DB or the VantagePoint Entities becomes after the Effective Date the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (as defined above) in connection with a transaction that requires DB or the VantagePoint Entities to file a Schedule 13E-3 that results in the Company's securities no longer being registered under the Exchange Act, a Change of Control shall be deemed to have occurred for purposes of this clause (iv).

     6. THE EMPLOYEE'S BENEFITS. As an employee of the Company, the Employee shall be entitled to receive and enjoy the following benefits during the Employment Period:

          (a) Participation in Company Benefit Plans. The Employee shall be entitled to participate in and to receive benefits under all applicable employee benefit plans, policies, practices, programs and arrangements offered by the Company from time to time during the Employment Period to its employees generally, subject to and on a basis consistent with the terms, conditions, and overall administration of such plans and arrangements by the Company. Notwithstanding the provisions of this Section 6(a), nothing contained herein is intended, or shall be construed, to require the Company to institute or maintain any benefit plan or arrangement, provided, however, that the benefits offered to the Employee shall be comparable to those offered to Company's senior executive personnel. In addition, nothing contained herein shall limit the right of the Company to modify, suspend or discontinue any and all benefit plans or arrangements.

          (b) Vacation; Sick Leave and Personal Leave. The Employee shall be entitled to an amount of paid vacation, sick leave and personal leave as is made available to comparably situated Company personnel generally pursuant to then current Company policy, provided that Employee shall be eligible to accrue up to at least 4 weeks of paid vacation per full calendar year of employment on a monthly accrual basis in accordance with Company policy. In addition to the foregoing, the Employee shall be entitled to receive all paid holidays given by the Company to its employees generally.

          (c) Business Expense Reimbursement. The Company shall promptly reimburse the Employee for all reasonable, ordinary and necessary business expenses paid or incurred by the Employee in performing his duties and responsibilities hereunder (including, without limitation, expenses incurred by the Employee in connection with travel to and from the Company's principal corporate office, and the other travel expenses described in Section 3 above), provided that the Employee shall have (i) submitted such documentation as may be requested by the Company in accordance with the expense policies of the Company in effect from time to time to substantiate each reimbursement request and (ii) otherwise complied with the expense reimbursement policies of the Company then in effect. Without limiting the foregoing, the Company's reimbursement obligation hereunder shall not include reimbursement for country club dues or similar payments for which the Company is not entitled to take a deduction on its federal income tax return.

          (d) Automobile. During the Employment Period, the Company shall reimburse the Employee up to a gross amount of One Thousand U.S. dollars ($1,000.00) per calendar month for automobile lease, insurance and maintenance costs (other than fuel) expended by the Employee during that month.

          (e) Bonus.

               (i) Signing Bonus. The Company shall pay to the Employee a one-time signing bonus of One Hundred Thirty-One Thousand Two Hundred Fifty U.S. dollars ($131,250.00), less applicable withholdings, payable in lump sum within ninety (90) days of the Effective Date, provided the Employee has not been terminated for Cause (as defined in Section 7(a) below) or resigned for other than Good Reason (as defined in Section 7(d) below) on or prior to the date of payment.

               (ii) 2004 Fiscal Year Bonus. The Employee shall be eligible to receive a one-time bonus, based upon achievement by the Company of certain cumulative, year-end operating results for the Company's 2004 fiscal year, which will be established by the Company's Board of Directors by June 30, 2004, after consultation with Employee; provided, that, the Employee shall not be eligible for such bonus if he has been terminated for Cause or resigned for other than Good Reason on or prior to December 31, 2004. The bonus targets will be based upon achievement by the Company of certain operating results (reasonably anticipated to include EBITDA, Revenues and Cash Flows) forecast in the Company's authorized 2004 operating plan and forecast, as previously approved by the Board of Directors. Any bonus earned under this Section 6(e)(ii) shall be due and payable on or before February 14, 2005.

               (iii) Performance Bonus. From and after January 1, 2005, for so long as the Employee remains employed at the Company, the Employee may participate during the Employment Period in any bonus plan established by the Board of Directors in its discretion for which the Employee shall be eligible, as determined by the Board of Directors in establishing such bonus plan, in accordance with such plan's terms and conditions. Nothing herein shall bind or obligate the Board of Directors or the Company to establish or maintain any given bonus plan for any Company personnel, including the Employee. Subject to the foregoing, it is anticipated that the Employee shall be eligible to earn a target bonus in an amount up to one hundred percent (100%) of the Employee's Base Compensation based upon achievement by the Company for the Company's fiscal year of performance targets established by the Board of Directors at the beginning of each fiscal year.

          (f) Indemnification.

               (i) Employee shall be eligible for indemnification and advancement of expenses to the fullest extent authorized under the Company's bylaws, certificate of incorporation and applicable law. Such indemnification shall continue as to the Employee even if he has ceased to be an employee, officer, or director of the Company and shall inure to the benefit of his heirs and estate. During the Employee's employment with the Company and from and after the date that the Employee's employment is terminated for any reason whatsoever, the Company shall maintain a D&O insurance or similar policy (in form and coverage reasonably acceptable to the Employee) with insurance benefits equal to at least $10,000,000. During the Employee's employment with the Company and from and after the date that the Employee's employment is terminated for any reason whatsoever, the Employee shall receive the same benefits provided to any of the Company's officers and directors under any additional D&O insurance or similar policy, indemnification agreement, Company policy or the certificate of incorporation or bylaws of the Company.

               (ii) In furtherance and not in limitation of the foregoing, the Company shall indemnify Employee, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, if he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, against expenses (including attorneys' fees and disbursements, inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company shall indemnify Employee if he was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or such director or officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, against expenses (including attorneys' fees and disbursements, inclusive of any appeal) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action or suit if he acted in good faith and in a manner he reasonably believed to be in or is not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which Employee shall have been adjudged to be liable to the Company unless and only to the extent that a court of competent jurisdiction (the "Court") in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Employee is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper. Expenses (including attorneys' fees and disbursements, inclusive of any appeal) incurred by Employee in defending any pending or threatened civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance promptly upon (and in no event more than 30 days after) receipt of invoices reflecting such expenses incurred by the Employee; provided, however, that the Employee shall undertake to repay such amount to the extent that it shall ultimately be determined that the Employee is not entitled to be indemnified by the Company as authorized in this, or granted pursuant to, this Section or applicable law. Subject to applicable law, the Employee's right to indemnification or advancement of expenses from the Company shall be enforceable by the Employee in any court of competent jurisdiction. The burden of proving that indemnification or advances are not appropriate shall be on the Company.

               (iii) The foregoing shall not be deemed exclusive of any other rights to which the Employee may be entitled under any statute, rule of law, provision of the certificate of incorporation, as amended from time to time, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     7. TERMINATION. The Employee's employment with the Company hereunder may be terminated as follows:

          (a) Termination for Cause. The Employee's employment with the Company may be terminated by the Board of Directors at any time for "Cause." As used herein "Cause" shall mean, as reasonably determined by the Board of Directors:
(i) theft, fraud, dishonesty, gross negligence or willful misconduct by the Employee in connection with the performance of his duties hereunder; provided, however, that with respect to the conditions described in this item (i), no determination of Cause shall be made by the Board of Directors on such basis unless the Board of Directors has provided written notice to the Employee of the existence of such condition, the Employee has been granted a reasonable opportunity to appear before the Board in order to respond to such determination, and the Employee fails to cure such condition within thirty calendar days of receipt of such notice (or such shorter period (but in no event less than fourteen days) as the Board of Directors reasonably determines is necessary to avoid further damage to the Company during the pendancy thereof);
(ii) a material breach of this Agreement or a material failure to fulfill or perform the Employee's duties hereunder; (iii) conviction of a felony or a crime or civil violation which involves moral turpitude or plea of guilty or nolo contendere); (iv) a repeated or ongoing failure to comply with the reasonable directions and instructions of the Board of Directors in connection with the performance of the Employee's duties and responsibilities hereunder; (v) use or possession of illegal drugs or excessive use of alcohol, while performing Company duties or while on Company premises; or (vi) commission of any act, or failure to act, in bad faith, which, in the reasonable determination of the Board of Directors has a material adverse effect on the business of the Company; provided, however, that with respect to the conditions described in items (ii),

(iv), (v) and (vi) of the foregoing, no determination of Cause shall be made by the Board of Directors on such basis unless the Board of Directors has provided written notice to the Employee of the existence of such condition, the Employee has been granted a reasonable opportunity to appear before the Board in order to respond to such determination, and the Employee fails to cure such condition within thirty calendar days of receipt of such notice. If the Company is represented by outside counsel during the Employee's appearance before the Board of Directors hereunder, Employee shall have the right to appear with his own counsel. Upon termination for Cause, the Company shall have no obligations to pay Employee severance or COBRA payments hereunder; provided, that, the Company shall pay to the Employee all Base Compensation and accrued benefits owing as of the date of termination in accordance with the Company's normal practices then in effect.

          (b) Termination for Death or Disability. The Employee's employment hereunder shall terminate immediately upon the Employee's death or Disability. For purposes hereof, the term "Disability" shall be used herein as defined in the Company's disability insurance policy in effect with respect to the Employee or, absent same, shall mean the Employee's inability, by reason of physical or mental incapacity (determined by a licensed physician reasonably acceptable to the Employee and the Board of Directors), to materially perform the essential functions of his job, with or without a reasonable accommodation by the Company, for an aggregate of ninety (90) days during any twelve (12) month period, as the case may be. Once the Employee has become Disabled, payment of any further Base Compensation and benefits, if any, shall be subject to the Company's disability insurance coverage in effect with respect to the Employee. If the Employee's employment shall be terminated due to death or Disability, the Company shall have no severance obligations to the Employee or the Employee's heirs, beneficiaries, administrators, executors or other personal representatives under this Agreement; provided, that, the Company shall pay to the Employee all Base Compensation and accrued benefits owing as of the date of termination in accordance with the Company's normal practices then in effect.

          (c) Termination Without Cause. The Employee's employment with the Company may be terminated by the Board of Directors at any time without Cause, but in the event of any such termination, the Company shall pay the following severance payments and benefits. In the event that a termination without Cause occurs at any time before the Employee's twelve month anniversary of employment, he shall be entitled to receive, as severance, (1) $218,750, which amount shall be paid over twelve months in accordance with the Company's payroll practice, and (2) payment of health and dental insurance coverage under COBRA (to the extent Employee elects to continue such coverage in accordance with the provisions of COBRA following the date of termination) during the twelve-month period in which severance is paid as set forth in the subsection (c)(1) above. In the event that a termination without Cause occurs at any time on or after the Employee's twelve month anniversary of employment, he shall be entitled to receive, as severance, (1) his monthly Base Compensation for the period of eighteen months following the date of termination, which shall be paid over time in accordance with the

Company's payroll practice, and (2) payment of health and dental insurance coverage under COBRA (to the extent Employee elects to continue such coverage in accordance with the provisions of COBRA following the date of termination) during such eighteen month severance period. Employee's receipt of any severance under this Section 7(c) shall be conditioned upon and subject to Employee's prior execution of the release agreement in the form of that attached hereto as Exhibit B (including any changes thereto necessitated by applicable law at the time of execution, the "Release"). No payments of severance hereunder shall be made until the revocation period, if any, referred to in the Release shall have expired.

          (d) Termination by the Employee. The Employee's employment with the Company may be terminated by the Employee at any time with or without Good Reason. In the event of a termination of the Employee's employment with the Company by the Employee upon his voluntary termination or resignation (other than a termination of employment with the Company by the Employee for "Good Reason," as defined below), the Company shall not have any obligation to pay Employee severance or COBRA payments hereunder; provided, that, the Company shall pay to the Employee all Base Compensation and accrued benefits owing as of the date of termination in accordance with the Company's normal practices then in effect. The Employee agrees to provide the Board of Directors with at least thirty (30) days' prior written notice of his voluntary cessation of employment hereunder, subject to the Board of Directors' right to waive, upon notice to the Employee, such requirement and accelerate the effectiveness of the Employee's voluntary cessation of employment to an earlier time and date (but not earlier than the date of the Employee's giving of notice of his voluntary cessation of employment to the Board of Directors), it being mutually understood and agreed that the Company shall to continue to pay or furnish to the Employee his Base Compensation and benefits during the time of continued employment, if any, following the Employee's notice of his voluntary cessation of employment up through the effective date of termination. A termination of the Employee's employment with the Company by the Employee for Good Reason shall be treated as a termination without Cause under Section 7(c). For purposes hereof, the term "Good Reason" shall mean that (i) the Employee is required by the Company to work from the Company's principal corporate office in New Haven, CT or in the corridor between Greater New Haven, CT and New York City or the surrounding metropolitan area of New York City (as the case may be) in excess of 30 days per calendar quarter, or the Company's principal corporate office is moved to a location other than New Haven, CT or the corridor between Greater New Haven, CT and New York City or the surrounding metropolitan area of New York City; (ii) the Company has breached any material term of this Agreement, (iii) any reduction in the Employee's duties and responsibilities as the Company's Chief Executive Officer hereunder, (iv) a demotion in the Employee's position or title at the Company, or (v) the Company has reduced the Employee's Base Compensation due hereunder; provided, however, that with respect to each of the conditions described above in items (i), (ii), (iii), (iv) and (v), Employee may not establish "Good Reason" unless he has provided written notice to the Board of Directors of the existence of such condition and the Company fails to cure such condition within the thirty day period following receipt of such notice.

          (e) Public Statements. Upon termination of the Employee's employment for any reason, the Board of Directors or the General Counsel of the Company will direct and control the issuance and content of any announcement, release or other statement to any employees, commercial partners, insurers, directors, shareholders and clients of the Company and its subsidiaries, and the press after consultation with Employee, as appropriate under the circumstances.

          (f) Status upon Termination. The termination of the Employee's employment hereunder, for any reason whatsoever, shall constitute the termination of this Agreement (subject to the surviving provisions hereof as set forth in Section 14(k) hereof) and the Employee's effective termination or resignation from any other positions or duties with the Company and all of its subsidiaries, including his membership on the Board of Directors, unless otherwise mutually agreed to by the parties hereto.

     8. NON-COMPETITION AND CONFIDENTIALITY.

          (a) Non-competition. During the Employment Period and for the longer of (i) one year following the date of termination of employment hereunder or
(ii) the period in which Employee receives severance under the provisions of
Section 7(c) (collectively, the "Covered Period"), the Employee agrees not to engage in any Competitive Activity anywhere in the United States or any foreign territory where the Company is then conducting business on behalf of any party other than the Company. As used herein, the term "Competitive Activity" shall mean the following: (i) any primary line of business engaged in by the Company or any of its subsidiaries during the one-year period prior to termination of Employee's employment, including, without limitation, providing high-speed Internet access, voice and data services (and related business consulting) to businesses (a "Competitive Business"); (ii) serving as an officer, director, employee, consultant, advisor, agent or representative of any person, corporation, partnership, limited liability company, sole proprietorship, association or other business enterprise engaged in a Competitive Business (each a "Competitive Enterprise"); (iii) owning or acquiring, directly or indirectly, any interest in any Competitive Enterprise; (iv) soliciting any employee of the Company or any of the Company's subsidiaries to leave the employ of the Company or such subsidiary or hiring any of the foregoing persons; provided, however, by way of clarification, the Employee shall not be deemed in breach of this clause
(iv) in the event he or his new employer launches a general job search (through advertisement, job posting, or recruiter) that does not exclusively target the Company's employees; or (v) soliciting or inducing, explicitly or implicitly, any Client (as defined below) to withdraw, curtail or cancel its business relationships with the Company or any subsidiary thereof, provided, however, the Employee shall not be deemed in breach of this clause (v) as a result of mass advertising or mass marketing campaigns aimed at prospects on customer lists obtained by the Employee or his new employer from sources other than the Company, and not in violation of this Agreement, and which do not expressly target the Company's Clients in particular. The Company acknowledges and agrees that nothing contained in this Section 8 shall be interpreted to prohibit or preclude the Employee, (x) in connection with the fulfillment of his duties and responsibilities hereunder, from terminating the services of any employee, agent or other representative of the Company (or any subsidiary thereof) at the Board of Directors' request or in the ordinary course of business, or (y) from owning less than five percent (5%) of the capital stock or other equity interests of any publicly-traded company listed on a major securities exchange or securities market (e.g., NASDAQ).

     As used herein, the term "Client" shall mean any customer of the Company or any person or entity which was a customer of the Company within the past sixty
(60) days in each case as of the end of the Employment Period, as evidenced by the records of the Company or its subsidiaries.

          (b) Confidentiality. During and after the Employment Period, the Employee shall not, except as may otherwise be required by law, directly or indirectly disclose to any person or entity, or use or cause to be used in any manner adverse to the interests of the Company or any subsidiary thereof, any Confidential Information (as defined below). The Employee agrees that, upon the termination or expiration of the Employment Period, all tangible Confidential Information and Company property and duplicates thereof in the possession or control of the Employee, in any form or format, shall forthwith be returned to the Company and shall not be retained by the Employee or furnished or communicated to any third party in any form whatsoever. Prior to any disclosure of Confidential Information required by law, the Employee shall provide prompt notice thereof to the Company's General Counsel so as to allow the Company to seek appropriate injunctive relief and shall reasonably assist the Company in its efforts to limit such disclosure. The Employee further acknowledges and agrees to abide by his continuing obligation to not make use of any material non-public information with respect to the Company in a manner violative of applicable securities laws.

     As used in this Section 8(b), the term "Confidential Information" shall mean the following: (i) information disclosed to the Employee or known by the Employee as a consequence of the Employee's relationship with the Company or any subsidiary thereof, not generally known in the industry of the Company's (or a subsidiary's) business, about the Company's or a subsidiary's business, employees, customers, directors, officers, partners, or shareholders; sales or marketing methods; business plans, methods and forecasts; customer, prospect and vendor lists; finances; or trade marks, trade secrets and other intellectual property, including without limitation, material non-public information about the Company's operations or business; and (ii) information disclosed to the Employee or known by the Employee as a consequence of the Employee's relationship with the Company or any subsidiary thereof, not generally known in the businesses in which the customers of the Company or its subsidiaries are or may be engaged, about the business, products, processes, trade information and services of any such customer.

          (c) Severability. The invalidity or unenforceability of this Section 8 in any respect shall not affect the validity or enforceability of this Section 8 in any other respect, or of any other provision of this Agreement. In the event that any provision of this Section 8 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof or for any other reason, such invalidity or unenforceability shall attach only to the particular aspects of such provision found invalid or unenforceable as applied and shall not affect or render invalid or unenforceable any other provision of this Section 8 or the enforcement of such provision in other circumstances, and, to the fullest extent permitted by law, this Section 8 shall be construed as if the geographic or business scope or the duration of such provision or other basis on which such provision has been challenged had been more narrowly drafted so as not to be invalid or unenforceable, so that the Agreement is construed broadly so as to capture as much of the original intent as possible.

     9. BUSINESS OPPORTUNITIES. During the Covered Period and in accordance with Employee's obligations under applicable law, the Employee agrees to bring all business opportunities to the Company relating to or otherwise associated with the business or businesses conducted by the Company or a subsidiary during the Employment Period, and any businesses reasonably related thereto.

     10. RIGHTS TO WORK PRODUCT. The Employee agrees that all work performed by the Employee pursuant hereto shall be the sole and exclusive property of the Company, in whatever stage of development or completion. During the Employment Period, the Employee will disclose to the Company all ideas, concepts, inventions, product ideas, new products, discoveries, methods, software, business plans and business opportunities developed by him during working time through the use of Company resources, which relate directly or indirectly to the Company's business or the business of any of its subsidiaries or their respective clients, including without limitation, any process, product or product improvement, product ideas, new products, discoveries, methods or software which may or may not be patentable or copyrightable, and any trade names, trademarks or slogans. With respect to any copyrightable works prepared in whole or in part by the Employee pursuant to this Agreement, including compilations of lists or data, the Employee agrees that all such works will be prepared as "work-for-hire" within the meaning of the Copyright Act of 1976, as amended (the "Act"), of which the Company shall be considered the "author" within the meaning of the Act. In the event (and to the extent) that such works or any part or element thereof is found as a matter of law not to be a "work-for-hire" within the meaning of the Act, the Employee hereby assigns to the Company the sole and exclusive right, title and interest in and to all such works, and all copies of any of them, without further consideration, and agrees, to the extent reasonable under the circumstances, to cooperate with the Company to register, and from time to time to enforce, all patents, copyrights and other rights and protections relating to such works in any and all countries. To that end, the Employee agrees to execute and deliver all documents requested by the Company in connection therewith, and the Employee hereby irrevocably designates and appoints the Company as the Employee's agent and attorney-in-fact (and affords the Company an irrevocable proxy, coupled with an interest) to act for and on behalf of the Employee and in the Employee's stead to execute, register and file any such applications, and to do all other lawfully permitted acts to further the registration, protection and issuance of patents, copyrights or similar protections with the same legal force and effect as if executed by the Employee. The Company shall reimburse the Employee for all reasonable and documented costs and expenses incurred by the Employee pursuant to this Section 10.

     11. NO DISPARAGING STATEMENTS. The Employee and the Company mutually agree that the Employee and the Company's officers, directors and human resources personnel shall refrain from making any disparaging statements, either orally or in writing, about the other party, any subsidiary of the Company, or about any directors, officers, shareholders, commercial partners, employees, agents or other representatives of the Company or any subsidiary thereof. The foregoing shall not restrict the Company from disclosing to third parties the Employee's termination of employment with the Company or, where appropriate, the circumstances thereof.

     12. INJUNCTIVE RELIEF. The Employee acknowledges and agrees that the Company and its subsidiaries are engaged in a highly competitive business and that the protections of the Company and each such subsidiary set forth in Sections 8, 9, 10 and 11 of this Agreement are fair and reasonable and are of vital concern to the Company and its subsidiaries. Further, the Employee acknowledges and agrees that monetary damages for any violation of Sections 8, 9, 10 or 11 will not adequately compensate the Company and its subsidiaries with respect to any such violation. Therefore, in the event of a breach by the Employee of any of the terms and provisions contained in Sections 8, 9, 10 or 11 of this Agreement, the Company (and/or its affected subsidiaries) shall be entitled to institute legal proceedings to obtain damages for any such breach and/or to enforce the specific performance of this Agreement by the Employee and to enjoin the Employee from any further violations. The remedies available to the Company and its subsidiaries pursuant to this Section 12 may be exercised cumulatively by the Company (and its subsidiaries) in conjunction with all other rights and remedies provided by law. The Employee agrees that the provisions of this Section 12, and the provisions of Sections 8, 9, 10 and 11, shall survive the termination or expiration of this Agreement and the termination or expiration of the Employee's employment with the Company, regardless of how the Employee's employment may be or has been terminated.

     13. REPRESENTATIONS. The Employee represents and warrants to the Company that the execution and delivery by the Employee of this Agreement and the performance by the Employee of his obligations hereunder will not, with or without the giving of notice and/or the passage of time, (i) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to the Employee, or (ii) conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound. The Employee agrees to indemnify and hold harmless the Company from any liability, damage, expense, judgment or claim incurred, entered or made against the Company arising from a breach by the Employee of any representation, warranty or covenant under this Section 13, including all documented expenses and reasonable fees of counsel, incurred or paid by the Company in connection with the foregoing.

     14. MISCELLANEOUS.

          (a) Governing Law; Disputes. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut without regard to its conflicts of law principles. Actions to enforce this Agreement shall be brought only in a state or federal court located in the State of Connecticut. Each party irrevocably (a) submits to the personal jurisdiction of such courts and waives any objection to the laying of venue therein or any inconvenient forum, (b) consents to service of process at the address given under Section 14(e) hereof, and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process. The Company shall not be deemed in violation or breach of this Agreement as a result of any action or inaction on the part of the Company which was authorized or directed by the Employee.

          (b) Payment of Legal Fees. The Company shall reimburse Employee for documented legal fees incurred by him in connection with the execution and negotiation of this Agreement up to a maximum of $15,000 (or such greater amount as may be approved by the Board of Directors).

          (c) No Mitigation. The Company agrees that, if the Employee's employment is terminated during the term of this Agreement, the Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Employee by the Company. Further, the amount of any payment provided hereunder shall not be reduced by any compensation earned by the Employee. Notwithstanding the foregoing, the Company may suspend payment of any severance payments due Employee under this Agreement in the event that the Board of Directors reasonably determines that Employee has violated the provisions of Sections 8 through 11, inclusive, of this Agreement during the Covered Period; provided, however, if such determination is subsequently shown to be incorrect the suspended payments shall be promptly paid to the Employee together with interest thereon at a rate of 10% per annum.

          (d) Modification; Waiver; Discharge; Offer of Employment. No provision of this Agreement may be modified, amended, waived or discharged unless such waiver, modification, amendment or discharge is agreed to in writing and signed by the Employee and a duly authorized representative of the Company other than the Employee. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Until signed by both parties hereto, this Agreement represents a non-binding offer of employment only, and shall be revocable by either party hereto upon notice to the other party.

          (e) Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered to each party hereto by personal delivery, by priority overnight delivery sent via a nationally recognized courier (charges for the account of sender), by facsimile transmission or by registered or certified U.S. mail, return receipt requested, addressed as follows:

                         if to the Company, to:

                         DSL.net, Inc.
                         545 Long Wharf Drive, 5th Floor
                         New Haven, CT  06511
                         Attn:  Chairman
                         Facsimile:       203-624-4231
                         Telephone:       203-772-1000

                         with a copy to each of the Company's Chief Operating Officer and General Counsel, at the above address, and,

                         if to the Employee, to:

                         Kirby G. Pickle
                         c/o DSL.net, Inc.
                         545 Long Wharf Drive, 5th Floor
                         New Haven, CT  06511
                         Facsimile:       203-624-4231
                         Telephone:       203-782-3232

                         with a copy to each of:

                         Shaw Pittman LLP
                         1650 Tysons Boulevard
                         McLean, Virginia  22102
                         Attention:  Lawrence T. Yanowitch, Esq.
                         Facsimile:       703-770-7901
                         Telephone:       703-770-7900

                         and the Employee at the Employee's
                         latest residence address most recently
                         on file with the Company,

or to such other address as either party may specify by notice to the other party given as aforesaid. Such notices shall be deemed to be effective five (5) business days after the same shall have been deposited, postage prepaid, in the U.S. mail, upon personal delivery, if the same shall have been delivered by hand, one (1) business day after deposit with such overnight courier, if sent via priority overnight delivery, or upon receipt of electronic facsimile confirmation, as the case may be. As used herein, a "business day" shall mean any weekday other than a federal U.S. holiday.

          (f) Assignment. This Agreement may not be assigned by the Employee. This Agreement shall be binding upon and inure to the benefit of the Employee, the Company, and the Company's successors and assigns. Any assignment in contravention of this Section 14(f) shall be null and void.

          (g) Integration. This Agreement and the documents and instruments contemplated hereby (the "Ancillary Agreements") set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and therein and supersedes all prior and contemporaneous conflicting agreements, promises, covenants, arrangements, understandings, communications, representations or warranties, whether oral or written, by any party hereto (or representative of either party hereto). No agreements or representations, whether written, oral, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement or the Ancillary Agreements. In the event of a conflict between this Agreement and any other agreement between the parties, this Agreement shall prevail to the limited extent of the specific subject matter of the conflict. Nothing herein shall modify or reduce any obligations of the Employee under any separate agreement between the Employee and the Company.

          (h) Invalidity. If any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable or invalid to any extent, the remainder of this Agreement shall not be affected thereby, and this Agreement shall be construed to the fullest extent possible so as to give effect to the intentions of the provision found unenforceable or invalid.

          (i) Headings. All headings contained in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of any provision or provisions of this Agreement.

          (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          (k) Survival. This Agreement shall terminate upon the termination of the Employee's employment with the Company for any reason; provided, however, that the provisions of Sections 6(c), 6(f), 7, 8, 9, 10, 11, 12, 13, and 14 hereof (and any other operative provisions of this Agreement which, by logical context, are necessary to interpret and enforce this Agreement so as to give effect to the parties' intent) shall survive the termination of this Agreement or the Employee's employment with the Company hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below, effective as of the Effective Date.

                                       DSL.net, Inc.:



                                       By:  /s/ J. Keith Markley
                                            ------------------------------------
                                            Name: J. Keith Markley
                                            Title: President
                                            Date: April 15, 2004


                                       EMPLOYEE:

                                            /s/ Kirby G. Pickle
                                            ------------------------------------
                                            Name: Kirby G. Pickle
                                            Date: April 15, 2004

                                                                       Exhibit A


                                  DSL.net, Inc.

                             STOCK OPTION AGREEMENT

1. GRANT OF OPTION.

     DSL.net, Inc., a Delaware corporation (the "Company"), hereby grants to Kirby G. Pickle (the "Employee") an option to purchase an aggregate of 10,000,000 shares (the "Shares") of Common Stock, par value $.0005 per share ("Common Stock"), of the Company at an exercise price per share equal to the closing price of the Company's Common Stock on the last trading day prior to the Employee's initial date of hire with the Company (i.e., the "Effective Date" under that certain Employment Agreement between the Company and the Employee, dated as of April 15, 2004), as listed on the Nasdaq SmallCap Market, purchasable as set forth in and subject to the terms and conditions of this option agreement. The original date of grant of this option is April 15, 2004, and is hereinafter referred to as the "Original Grant Date," and the date ending one hundred and twenty (120) months thereafter is herein referred to as the "Tenth Anniversary Date."


2. EXERCISE OF OPTION AND PROVISIONS FOR TERMINATION.

            (a) Except as otherwise provided herein and subject to the right of cumulation provided herein, this option may be exercised, prior to the Tenth Anniversary Date, as to not more than the following number of shares covered by this option during the respective periods set forth as follows: (i) no Shares prior to October 15, 2004, (ii) 16.6% of the Shares from and after October 15, 2004, and (iii) an additional 2.78% of the Shares on each monthly anniversary of such date thereafter, until fully vested, provided, however, that in the event there is no corresponding monthly anniversary date in any given month, such additional amount shall vest on the last day of such month (i.e., February 29 would correspond to January 31).

            (b) Notwithstanding anything herein to the contrary, (i) in the event that Employee's employment with the Company is terminated either by the Company without Cause or by the Employee for Good Reason, then the portion of the option granted hereunder which would otherwise vest or become exercisable pursuant to this Section 2(a) within twelve (12) months following the date of such termination shall immediately vest and become fully exercisable; and (ii) in the event that Employee's employment with the Company is terminated either by the Company without Cause or by the Employee for Good Reason at any time following the consummation of a Change in Control, any unvested portion of the option granted to the Employee hereunder shall immediately vest and become fully exercisable. As used herein, the terms "Cause", "Good Reason" and "Change in

            Control" shall have the meanings set forth in the Employment Agreement executed herewith between Employee and the Company effective as of April 15, 2004 (the "Employment Agreement").

            (c) The right of exercise provided herein shall be cumulative so that if the option is not exercised to the maximum extent permissible during any period it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time during any subsequent period prior to the expiration or termination of this option. This option may not be exercised at any time after the Tenth Anniversary Date.

            (d) Subject to the conditions hereof, this option shall be exercisable by the Employee giving written notice of exercise to the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in accordance with Section 3 hereof. Such exercise shall be effective upon receipt by the Treasurer of the Company of the written notice together with the required payment. The Employee shall be entitled to purchase less than the number of shares covered hereby, provided that no partial exercise of this option shall be for less than 10 whole shares.

            (e) If the Employee ceases to be employed by the Company or one of its subsidiaries for any reason, including retirement but other than death, this option shall immediately terminate; provided, however, that any portion of this option which was otherwise exercisable on the date of termination of the Employee's employment may be exercised within the three-month period following the date on which the Employee ceased to be so employed; provided, further, that if the Employee's employment with the Company was terminated by the Company for a reason other than Cause or by the Employee for Good Reason, any portion of this option which was otherwise exercisable on the date of termination of the Employee's employment (including the portions that have been accelerated pursuant to Section 2(b)) may be exercised within the one-year period following such termination of employment, but in no event after the Tenth Anniversary Date. Any such exercise may be made only to the extent of the number of shares subject to this option which are purchasable upon the date of such termination of employment (including the portions that have been accelerated pursuant to Section 2(b)). If the Employee dies during such three-month or one year period, as the case may be, this option shall be exercisable by the Employee's personal representatives, heirs or legatees to the same extent and during the same period that the Employee could have exercised this option on the date of his or her death.

            (f) If the Employee dies while an employee of the Company or any subsidiary of the Company, this option shall be exercisable, by the Employee's personal representatives, heirs or legatees, to the same extent that the Employee could have exercised this option on the date of his or her death. This option or any unexercised portion hereof shall terminate unless so exercised prior to the earlier of the expiration of six months from the date of such death or the Tenth Anniversary Date.


3. PAYMENT OF PURCHASE PRICE.

            (a) Payment of the purchase price for shares purchased upon exercise of this option shall be made by one or any combination of the following forms of payment:

                        (i) by delivery to the Company of cash or check payable to the order of the Company in an amount equal to the purchase price of such shares;

                        (ii) if the Employee elects and the Company permits, subject to Section 3(b) below, by delivery of shares of Common Stock of the Company having a fair market value equal in amount to the purchase price of such shares; or

                        (iii) if the Employee elects and the Company permits, and the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market or Nasdaq SmallCap Market (or successor trading system thereof), by delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Employee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

            (b) If Section 3(a)(ii) is applicable, and if the Employee delivers Common Stock held by the Employee ("Old Stock") to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

            (c) For the purposes of Section 3(a)(ii) hereof, the fair market value of any share of the Company's Common Stock to be delivered to the Company in exercise of this option shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange;
            (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market or Nasdaq SmallCap Market (or successor trading system thereof), if the Common Stock is not then traded on a national securities exchange; or (iii) if the stock is not then traded on a national securities exchange or listed on the Nasdaq National Market or Nasdaq SmallCap Market (or successor trading system thereof), the fair market value as determined in good faith by the Board of Directors of the Company.

            (d) If the Employee elects to exercise options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Employee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.


4. DELIVERY OF SHARES.

     The Company shall, upon payment of the purchase price for the number of shares purchased and paid for, make (or cause to be made) prompt delivery of such shares to the Employee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange or over-the-counter market on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.


5. NON-TRANSFERABILITY OF OPTION.

     Except as provided in Section 2(c) and 2(d) hereof, this option is personal and no rights granted hereunder shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall become null and void.

6. NO SPECIAL EMPLOYMENT RIGHTS.

     Nothing contained in this Agreement shall be construed or deemed by any person under any circumstances to bind the Company or any of its subsidiaries to continue the employment of the Employee for the period within which this option may be exercised.


7. RIGHTS AS A STOCKHOLDER.

     The Employee shall have no rights as a stockholder with respect to any shares which may be purchased by exercise of this option unless and until a certificate or certificates representing such shares are duly issued and delivered to the Employee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.


8. RECAPITALIZATION.

     In the event that dividends are payable in shares of Common Stock or in the event there are splits, sub-divisions or combinations of shares of Common Stock subsequent to the date hereof, the number of shares subject to this option shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.


9. REORGANIZATION.

     In case the Company is merged or consolidated with another corporation or entity and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by any other corporation, or in case of a reorganization or liquidation of the Company, prior to the termination or expiration of this option, the Employee shall, with respect to this option or any unexercised portion thereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 2 hereof.


10. WITHHOLDING TAXES.

     Whenever shares are to be issued upon exercise of this option, the Company shall have the right to require the Employee to remit cash to the Company in an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

11. MISCELLANEOUS.

            (a) Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Employee.

            (b) All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

            (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.





Dated:                                    DSL.net, Inc.
      -------------------
                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:
                                          Address:  545 Long Wharf Drive
                                                    New Haven, Connecticut 06511

                              EMPLOYEE'S ACCEPTANCE


     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.


                                          EMPLOYEE


                                          -----------------------------------
                                          Signature


                                          Kirby G. Pickle

                                                                       Exhibit B

                               RELEASE AND WAIVER
                               ------------------


     This Release and Waiver (this "Release"), dated as of ________________ ___, _______, is entered into by and between _________________________________, an individual residing at __________________________________________ ("Employee"),
and DSL.net, Inc., a Delaware corporation having a principal place of business at 545 Long Wharf Drive, 5th Floor, New Haven, CT 06511 (the "Company").

                              W I T N E S S E T H:


     WHEREAS, Employee has heretofore been employed by the Company, pursuant to an Employment Agreement, entered into on or about April 15, 2004, by and between Employee and the Company (the "Employment Agreement");

     WHEREAS, Employee's employment with the Company has been terminated (or being terminated commensurate herewith) as of the date hereof;

     WHEREAS, as a condition to the payment to Employee of certain payments and benefits described in the Employment Agreement, the Employment Agreement requires that Employee execute and deliver this Release in favor of the Company;

     NOW, THEREFORE, in consideration of the foregoing and the promises and covenants set forth herein, Employee and the Company agree as follows:


     1. RELEASE BY EMPLOYEE. In exchange for the Company's payment or furnishing to Employee of certain severance under, and as described in, the Employment Agreement, which is conditioned upon the execution and delivery of this Release by the Employee, without revocation (the "Severance"), Employee hereby knowingly, irrevocably and unconditionally releases, waives, and forever discharges the Company, its parents, affiliates, subsidiaries, divisions, predecessors, successors and assigns, together with its and their respective agents, attorneys, directors, employees, officers, representatives, stockholders, successors and assigns (collectively, the "Released Parties"), from any and all actions or causes of action, suits, claims, charges, complaints, promises, demands and contracts (whether oral or written, express or implied from any source) of any nature whatsoever, known or unknown, suspected or unsuspected ("Claim"), which against the Released Parties, Employee or any of Employee's heirs, executors, administrators, successors or assigns ever had, now has or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising from the beginning of time to the date Employee executes this Agreement and any and all rights or claims relating in any way to the termination of Employee's employment with the Company, including, but not limited to, any rights or claims: (a) relating in any way to Employee's employment with the Company; (b) arising under any statute or regulation including, but not limited to, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act (the "ADEA"), the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Americans With Disabilities Act of 1990, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Federal Family and Medical Leave Act of 1993, the Equal Pay Act and the Worker Adjustment and Retraining Notification Act, each as amended, Connecticut state or local laws respecting employment, including but not limiting to, the Connecticut Fair Employment Practices Act, the Connecticut Workers' Compensation Act, the Connecticut Family and Medical Leave Act, Connecticut's drug testing laws, Connecticut's "whistleblower" statutes, Connecticut's aids testing and medical information laws, and Connecticut's laws regulating smoking in the workplace and the electronic monitoring of employees; or (c) arising under any other alleged violation of any other federal, state or local law, including civil or human rights law, ordinance, regulation and/or public policy, implied or expressed contract, fraud, negligence, estoppel, defamation, infliction of emotional distress or other tort or common-law claim and allegations for costs, fees or other expenses, including reasonable attorney's fees, incurred in connection with any of the matters released in this Section 1; provided, however, the foregoing release shall not extinguish the Company's obligations and the Employee's rights under the surviving provisions of the Employment Agreement as set forth in Section 14(k) thereof or the Stock Option Agreement granted as of April 15, 2004.

     2. SETTLEMENT OF AMOUNTS DUE. Except for the Company's obligations under the surviving provisions of the Employment Agreement as set forth in Section 14(k) thereof or the Stock Option Agreement granted April 15, 2004 and any stock option agreement by and between Employee and Company dated after April 15, 2004, Employee accepts the Severance set forth in the Employment Agreement, together with any payments and benefits previously provided by the Company to him, as full, complete and unconditional payment, settlement, accord and/or satisfaction of any and all obligations and liabilities of the Released Parties to Employee, and with respect to all Claims that could be asserted by Employee against the Released Parties arising out of Employee's employment and/or other relationship with the Company, its subsidiaries and/or affiliates, or any change in and/or cessation of such employment or relationship, including, without limitation, any and all Claims for wages, salary, vacation pay, compensation, draws, incentive pay, bonuses, stock, stock options, deferred compensation, commissions, severance pay, attorney's fees, ownership or equity interests in the Company, exemplary damages or other benefits, costs or sums.

     3. DENIAL OF ADMISSION OF LIABILITY. Employee acknowledges that this Release does not constitute an admission or concession by any Released Party of any liability or of any violation of any law in any jurisdiction on account of any of the Claims of Employee which may have existed up to the date hereof.

     4. FORFEITURE OF SEVERANCE. Employee acknowledges and agrees that the Severance is being provided by the Company as consideration for the execution of this Release, and that he is not otherwise entitled to the Severance. Therefore, Employee waives his right to the consideration of the Severance and agrees that he will return to the Company the Severance if he makes or files any Claim released under the provisions of this Release, or materially breaches any other terms and conditions of this Release or the Employment Agreement, or revokes this Release pursuant to Section 7 hereof (except to the extent application of the foregoing clause would invalidate any waiver given hereunder). Employee recognizes and agrees that any waiver of his right to the Severance provided by the Company under the Employment Agreement shall not limit in any way the Company's ability to enforce any of its rights under the Employment Agreement, this Release or applicable law.

     5. COOPERATION BY EMPLOYEE. Employee covenants and agrees to fully cooperate with the reasonable requests of any of the Released Parties in the defense or prosecution of any claims or actions which relate to the business conducted by the Released Parties during such time as Employee was employed by the Company. Employee also shall cooperate fully with the Released Parties in connection with any investigation or review of any federal, state or local regulatory authority, as any such investigation or review relates to events or occurrences that transpired while Employee was employed by the Company.

     6. ADVICE OF COUNSEL. Employee has been advised to seek counsel of his own choosing, he has had an opportunity to do so prior to executing this Release and he acknowledges that he has signed this Release knowingly, freely and voluntarily.

     7. ADEA. Since Employee is forty (40) years of age or older, Employee is being informed that Employee has or may have specific rights and/or claims under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act (the "ADEA"). In connection with the ADEA, (a) Employee agrees that in consideration for the Severance described in the Employment Agreement, which Employee is not otherwise entitled to receive, Employee specifically and voluntarily waives such rights and/or claims under the ADEA which Employee might have against the Released Parties to the extent such rights and/or claims arose prior to the date this Release was executed, (b) Employee understands that rights or claims under the ADEA which may arise after the date this Release is executed are not waived by Employee, (c) Employee acknowledges and agrees that he has been advised that Employee has at least twenty-one (21) days within which to consider the terms of this Release and to consult with or seek advice from an attorney of Employee's own choice or any other person of Employee's choosing prior to executing this Release, and that the 21-day review period will not be affected or extended by any revisions, whether material or immaterial, that might be made to this Release, (d) Employee has carefully read and fully understands all of the provisions of this Release, and knowingly and voluntarily agrees to all of the terms set forth in this Release, and (e) Employee acknowledges that in entering into this Release, Employee is not relying on any representation, promise or inducement made by the Company or its attorneys with the exception of those promises described in this Release. By signing below, Employee acknowledges and agrees that he has been given a period of at least twenty-one (21) days within which to consider, execute and deliver this Release.

     Employee acknowledges and agrees that he may revoke this Release at any time up to and including the seventh (7th) day after his execution hereof. Any such revocation must be received in writing by the Company by 5:00 p.m. Eastern Time on the date ending said revocation period. If revoked, this Release shall be null and void in its entirety. This Release shall not be enforceable or effective until the expiration of the foregoing 7-day period.

     8. MISCELLANEOUS. This Agreement shall bind, and shall inure to the benefit of, the parties' respective heirs, executors, guardians, trustees, administrators, successors, assigns and legal representatives. This Release may not be amended or terminated (subject to Section 7 of this Release) except by a written instrument executed by the parties hereto. This Release may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Should any of the provisions of this Release be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and the illegal or invalid part, term or provision shall not be deemed to be part of this Release. This Release shall be governed by the laws of the State of Connecticut without regard to its conflicts of law rules. Any action or proceeding against any party to this Release relating in any way to this Release shall be brought only in the state or federal courts located in the State of Connecticut, and each party to this Release irrevocably (i) submits to the jurisdiction of each such court in respect of any such action or proceeding,
(ii) consents to service of process at the address given in the preamble to this Agreement, above, or such other address as either party shall have notified the other of, in writing (which, for the Company, may include such revised corporate address as shall be posted on the Company's Web site (www.dsl.net, or such successor site) or otherwise publicly disclosed, generally), (iii) waives the right to a jury trial in connection with any legal proceeding relating to this Release (except to the extent application of this clause (iii) would invalidate any waiver given hereunder), and (iv) waives any other requirement (whether imposed by statute, rule of law or otherwise) with respect to personal jurisdiction or service of process for the limited and specific purpose of prosecuting and/or defending any action regarding the construction and/or enforcement of this Release or otherwise relating to the matters covered by this Release. Each party to this Release irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the aforementioned courts for the limited purposes described herein, and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Section headings herein are for reference purposes only and the language thereof shall not be afforded any interpretative intent. This Release sets forth the entire agreement of the parties and supersedes all prior and contemporaneous conflicting agreements, promises, covenants, arrangements, understandings, communications, representations or warranties, whether oral or written, by any party hereto (or representative of either party hereto); except for (i) the Stock Option Agreement; (ii) any stock option agreement pertaining to stock options granted to Employee after April 15, 2004; and (iii) the surviving provisions of the Employment Agreement as described in Section 14(k) thereto.

     IN WITNESS WHEREOF, the parties have caused this Release to be executed and delivered on the dates set forth below, effective as of the date first above written.

                                      DSL.net, Inc.

                                      By:___________________________
                                      Name:  _______________________
                                      Title:  ______________________
                                      Date:  _______________________


                                      ______________________________
                                      Name:  _______________________
                                      Date:_________________________